UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	34-1608156 (I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-120991

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

8 3/4% Senior Notes due 2014	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

NONE

TABLE OF ADDITIONAL REGISTRANTS

The address of the principal executive offices of each of the additional Registrants listed below, and the name and agent for service therefore, is the same and is set forth for Hawk Corporation on the facing page of this Registration Statement.

	State or Other Jurisdiction	I.R.S Employer
Exact Name of Additional	of Incorporation or	Identification
Registrant as Specified in its Charter	Organization	Number
Allegheny Clearfield, Inc.	Pennsylvania	25-1408704
Friction Products Co.	Ohio	34-1608009
Hawk MIM, Inc.	Ohio	34-1940518
Hawk Motors, Inc.	Delaware	31-1815526
Hawk Precision Components Group, Inc.	Ohio	30-0018123
Helsel, Inc.	Delaware	35-1957561
Logan Metal Stampings, Inc.	Ohio	34-1608159
Net Shape Technologies LLC	Delaware	34-1899581
Quarter Master Industries, Inc.	Delaware	36-4323703
S.K. Wellman Holdings, Inc.	Delaware	34-1805476
S.K. Wellman Corp.	Delaware	34-1804995
Sinterloy Corporation	Delaware	31-1549254
Tex Racing Enterprises, Inc.	Delaware	56-1323370
Wellman Products Group, Inc.	Ohio	20-0046535
Wellman Products, LLC	Ohio	34-2002319

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the 8 3/4% Senior Notes due 2014 of the Registrants is set forth under the captions “The Exchange Offer,” “Description of the New Notes,” and “Certain United States Federal Income Tax Consequences” in the Registration Statement (the “Registration Statement”) on Form S-4 (Registration Number 333-120991), as filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2004 as amended by Amendment No. 1 to the Registration Statement filed with the Commission on December 20, 2004, and is incorporated herein by reference.

ITEM 2. EXHIBITS

1. Form of the 8 3/4% Senior Notes due 2014 (incorporated herein by reference to the Registration Statement on Form S-4 (Registration Number 333-120991), as filed with the Commission on December 3, 2004).

2. Form of Indenture between the Registrants and HSBC Bank USA, National Association, as Trustee (incorporated herein by reference to the Form 8-K as filed with the Commission on November 4, 2004).

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SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: January 25, 2005	HAWK CORPORATION
ALLEGHENY CLEARFIELD, INC.
FRICTION PRODUCTS CO.
HAWK MIM, INC.
HAWK MOTORS, INC.
HAWK PRECISION COMPONENTS GROUP, INC.
HELSEL, INC.
LOGAN METAL STAMPINGS, INC.
NET SHAPE TECHNOLOGIES, LLC
QUARTER MATER INDUSTRIES, INC.
S.K. WELLMAN HOLDINGS, INC.
S.K. WELLMAN CORP.
SINTERLOY CORPORATION
TEX RACING ENTERPRISES, INC.
WELLMAN PRODUCTS GROUP, INC.
WELLMAN PRODUCTS, LLC

By: /s/Thomas A. Gilbride Thomas A. Gilbride, Vice President – Finance on behalf of each of the above-named Registrants

EXHIBIT INDEX

Exhibit	Description

1.	Form of the 8 3/4% Senior Notes due 2014 (incorporated herein by reference to the Registration Statement on Form S-4 (Registration Number 333-120991), as filed with the Commission on December 3, 2004).

2.	Form of Indenture between the Registrants and HSBC Bank USA, National Association, as Trustee (incorporated herein by reference to the Form 8-K as filed with the Commission on November 4, 2004).

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